Exhibit T3B.2.11

EXHIBIT A

BYLAWS

ARTICLE I

Offices

SECTION 1.          Registered Office. The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent in charge thereof is The Corporation Trust Company.

SECTION 2.           Other Offices. The Corporation may also have offices at other places either within or without the State of Delaware.

ARTICLE II

Meetings of Stockholders; Stockholders’

Consent in Lieu of Meeting

SECTION 1.           Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, date, and hour as shall be designated in the notice thereof.

SECTION 2.           Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by the Board, the Chairman of the Board, the President, or the Secretary, to be held at such place, date, and hour as shall be designated in the notice thereof.

SECTION 3.          Stockholders’ Consent in Lieu of Meeting. Any corporate action requiring a vote of stockholders may be taken without a meeting if the holders of a majority of the Common Stock of the Corporation consent thereto in writing, and the writing or writings are filed with the minutes of the meetings of stockholders.

ARTICLE III

Board of Directors

SECTION 1.           General Powers. The business, property, and affairs of the Corporation shall be managed by or under the direction of the Board.

SECTION 2.           Number and Term of Office. The number of directors which shall constitute the whole Board shall be fixed from time to time by a vote of a majority of the whole Board. Each of the directors of the Corporation shall hold office until the annual meeting next after his or her election and until his or her successor shall be elected and shall qualify or until his or her earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.           Resignation, Removal, and Vacancies. Any director may resign at any time by giving written notice of his or her resignation to the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

A director may be removed, either with or without cause, at any time by vote of the holders of a majority of the Common Stock.

In case of any vacancy on the Board or in case of any newly created directorship, a director to fill the vacancy or the newly created directorship for the unexpired portion of the term being filled may be elected by a majority of the directors of the Corporation then in office though less than a quorum.

SECTION 4.           Meetings.

(A)          Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

(B)           Other Meetings. Other meetings of the Board shall be held at such times and places as the Board, the Chairman of the Board, the President, or the Secretary shall from time to time determine.

(C)           Notice of Meetings. The Secretary shall give notice to each director of each meeting, including the time and place of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him or her by telegraph, cable, wireless, or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Notice of any meeting shall not be required to be given to any director who shall attend such meeting. A written waiver of notice, signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice.

(D)           Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.

(E)           Quorum and Manner of Acting. One third of the directors then in office (but in no case less than two directors) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

(F)           Organization and Order of Business. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: the Chairman of the Board, the President, and any director chosen by a majority of the directors present thereat.

The Secretary, or in the case of his or her absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

SECTION 5.          Unanimous Director Consent in Lieu of Meeting. Any corporate action requiring a vote of the Board may be taken without a meeting if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

SECTION 6.           Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at meetings of the Board or of any committee, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each director or member of a committee for any expenses incurred by him or her on account of his or her attendance at any such meeting. Nothing contained in this Section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Committees

SECTION 1.          Committees of Directors. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees (including, but not limited to, an Executive Committee), each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and shall have such other duties and functions as shall be provided in such resolution.

SECTION 2.           Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE V

Officers

SECTION 1.           Election and Appointment and Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, such number of Vice Presidents (including any Executive and/or Senior Vice Presidents) as the Board may determine from time to time, a Treasurer, a Secretary, and a Controller. Each such officer shall be elected by the Board at its annual meeting and shall hold office until the next annual meeting of the Board and until his or her successor shall be elected or until his earlier death or resignation or removal in the manner hereinafter provided.

The Board may elect or appoint such other officers (including one or more Assistant Treasurers, one or more Assistant Secretaries, and one or more Assistant Controllers) as it deems necessary, who shall have such authority and shall perform such duties as the Board may prescribe.

If additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board and until his successor shall be elected or appointed or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 2.           Resignation, Removal, and Vacancies. Any officer may resign at any time by giving written notice of his or her resignation to the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

SECTION 3.           Duties and Functions.

(A)          Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have such additional powers and shall perform such further duties as may, from time to time, be assigned to him or her by the Board of Directors.

(B)           The President. The President shall be the chief operating officer of the Corporation. He or she shall have general charge of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

(C)           Vice President. Each Vice President shall have such powers and duties as shall be prescribed by the President or the Board.

(D)           Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation.

(E)           Secretary. The Secretary shall keep the records of all meetings of the stockholders and of the Board. He or she shall affix the seal of the Corporation on all deeds, contracts, bonds, or other instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer.

(F)           Controller. The Controller shall have charge of the accounting records of the Corporation and shall be responsible for the preparation and filing of all reports and returns relating to or based upon such accounting records.

ARTICLE VI

Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 1.           Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers or other person or persons to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances, and unless so authorized by the Board or by the provisions of these Bylaws, no officer or other person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 2.           Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable papers shall be issued in its name, except by such officer or officers or other person or persons as may be designated by the Board from time to time. If and to the extent authorized by the Board, the power to contract loans or issue negotiable papers may be delegated by any such officer or officers or other person or persons.

SECTION 3.          Checks, Drafts, etc. All checks, drafts, bills of exchange, and other orders for the payment of money, letters of credit, acceptances, obligations, notes, and other evidences of indebtedness, bills of lading, warehouse receipts, and insurance certificates of the Corporation shall be signed or endorsed by such officer or officers or other person or persons as may be designated by the Board from time to time. If and to the extent authorized by the Board, the power to sign or endorse any such instrument may be delegated by any such officer or officers or other person or persons.

SECTION 4.          Bank Accounts. The Board may from time to time authorize the opening and maintenance of general and special bank and custodial accounts with such banks, trust companies, and other depositories as it may select. Rules, regulations, and agreements applicable to such accounts may be made, and changed from time to time, by the Board, including, but without limitation, rules, regulations, and agreements with respect to the use of facsimile and printed signatures. Any of such powers of the Board with respect to bank and custodial accounts may be delegated by the Board to any officer or officers or other person or persons as may be designated by the Board, and if and to the extent authorized by the Board, any such power may be further delegated by any such officer or officers or other person or persons.

SECTION 5.           Proxies in Respect of Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney, or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.

ARTICLE VII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board, the Chairman of the Board, the President, or the Secretary may from time to time determine.

ARTICLE VIII

Indemnification of Directors, Officers,

Employees, and Agents

The Corporation may indemnify, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Article VIII or as such laws may be amended from time to time, and shall so indemnify to the full extent required by such laws, any person (and the heirs and legal representatives of such person) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation or any constituent corporation absorbed in a consolidation or merger, or serves or served as such with another corporation, partnership, joint venture, trust, or other enterprise at the request of the Corporation or any such constituent corporation.

Notwithstanding any other provision of this Article VIJI or the laws of the State of Delaware to the contrary, no such person shall be entitled to indemnification or the advancement of expenses pursuant to this Article VIII with respect to any action, suit, or proceeding, or part thereof, brought or made by such person against the Corporation, unless such indemnification or advancement of expenses (i) is due to such person pursuant to the specific provisions of any agreement in writing between such person and the Corporation approved by the Corporation’s Board of Directors or (ii) has been approved in writing in advance of the commencement of such action, suit, or proceeding, or part thereof, by or at the direction of the Corporation’s Board of Directors. Any indemnification or advancement of expenses pursuant to this Article VIII shall only be made in the specific case by a separate determination made (i) by a majority vote of the directors who are not parties to such action, suit, or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the Corporation’s stockholders, as to entitlement to advancement of expenses and/or indemnification, as the case may be.

ARTICLE IX

Seal

The Board shall provide a corporate seal, which shall be in form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal 1998 Delaware.”

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall end at the close of business on the last Saturday in January and shall, in each case, begin at the opening of business on the day next succeeding the last day of the preceding fiscal year.

ARTICLE XI

Amendments

These Bylaws may be altered or repealed by the vote of a majority of the whole Board, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board.